Exhibit 10.10

To:
Galmed Medical Research Ltd.	December 18th, 2011
(the “Company”)

Re:          Confirmation & Release

Whereas, the late Prof. Tuvia Gilat ("Tuvia") was employed by the Company from January 1st 2001; and

Whereas, the employment relations between Tuvia and the Company were severed prematurely on December 31, 2010 due to the unfortunate illness and subsequent death of Tuvia; and

Whereas, subject to our execution of this letter of confirmation & release (“Letter of Confirmation”) and compliance with its terms, the Company has agreed to pay us, Tuvia's spouse and children (comprising, along with Allen Baharaff, all of the beneficiaries under Tuvia’s last will and testament), the amount described below;

Now therefore we, the undersigned, (1) Beatrice Gilat, holder of I.D. No. 69369452; (2) Jacob Gilat, holder of I.D. No. 022522403; (3) Roni Gilat-Baharaff holder of I.D. No. 023691538, and (4) Michael Gilat holder of I.D. No. 033388547, hereby confirm and irrevocably declare and undertake to the Company as follows:

1.	The Company will pay us a special payment equal to the gross amount of US $263,200 (the "Settlement Amount"), to cover all of Tuvia's entitlements under any law with respect to Tuvia's employment with the Company and the termination thereof. The Settlement Amount will be paid out of the annual net profits of Galmed Holdings Inc. (or its successor, as applicable) until amortized in full, it being understood that the Company will not distribute any dividends as long as any portion of the Settlement Amount remains outstanding.

The Settlement Amount shall bear compound annual interest at the rate of 12-month Dollar LIBOR (as of the date hereof) plus 1%, effective retroactively from October 1st, 2011.

The Settlement Amount shall be paid in NIS according to the US$ representative exchange rate published by the Bank of Israel on the last business day prior to payment.

2.	The receipt of the Settlement Amount shall constitute full and final settlement of everything owed to Tuvia by the Company, its affiliates, successors or anyone on its behalf (together the "Galmed Group") including with respect to salary, overtime, severance pay, sick leave, annual leave, redemption of annual leave, travel expenses, car, recuperation pay, prior notice, payment in lieu of prior notice, commissions, incentives, bonuses, social contributions of all kinds, stock, options, warranties, benefit plans or programs and every other payment or social benefit whatsoever connected to or arising out of Tuvia's employment with the Company or cessation thereof. A summary of all such entitlements, as recorded on the Company's books, is set out in Appendix A.

3.	We hereby confirm that upon receipt of the Settlement Amount, neither us nor anyone on Tuvia's behalf or on our behalf will have any claim or demand of any kind whatsoever against the Company or any member of the Galmed Group, their directors, officers, employees, agents, shareholders, partners, predecessors, successors, affiliates and assigns connected to or arising out of Tuvia's employment with the Company or the cessation thereof (the "Claims").

4.	We hereby confirm that this Letter of Confirmation is also a letter of acknowledgement and settlement for severance pay in accordance with section 29 of the Severance Pay Law, 1963.

5.	All payments and benefits referred to herein are gross amounts and the Company will deduct from such payments all taxes, social security, health insurance and all other deductions, which are mandatory under applicable law.

6.	We acknowledge that the undertakings contained in this Letter of Confirmation are irrevocable and the Company shall be relying upon our undertakings.

7.	We agree to indemnify each member of the Galmed Group against any claims, awards of compensation or other remedy arising from or in relation to any Claims made by us or on our behalf or on Tuvia's behalf or by Tuvia’s heirs, against that member of the Galmed Group, including any costs of (or associated with) the defense of any such Claims or the enforcement of this Letter of Confirmation in relation to such Claims.

8.	We hereby declare that we are fully aware of our rights and of Tuvia's rights according to law and that this Letter of Confirmation is signed by us of our own free will after having reviewed all the accounts with the Company and after having investigated all our rights against the Company and after having been given the opportunity to consult with any person of our choosing.

9.	This Letter of Confirmation cancels and replaces the Letter of Confirmation dated November 25th 2011 relating to the same subject matter.

/s/ Beatrice Gilat	/s/ Jacob Gilat
Beatrice Gilat	Jacob Gilat

/s/ Roni Gilat-Baharaff	/s/ Michael Gilat
Roni Gilat-Baharaff	Michael Gilat

I, the undersigned, Allen Baharaff, as an additional beneficiary under the last will and testament of Prof. Tuvia Gilat, hereby accede and accept the terms of this Letter of Confirmation:

/s/ Allen Baharaff
Allen Baharaff